ICONIX BRAND GROUP, INC.

RESTRICTED STOCK UNIT AGREEMENT

To:  Neil R. Cole

Date of Award: June 17, 2011

You are hereby awarded (the “Award”), effective as of the date hereof, 204,918 restricted stock units (“Unit or RSUs”, as the case may be) each of which shall represent the right to receive one share (the “Share”) of common stock, $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”), subject to certain vesting restrictions specified below (the “Vesting”).

This Award is made pursuant to Section 5.2 of the Amendment dated June 17, 2011 (the “Amendment”) to the Employment Agreement (“Employment Agreement”) entered into between you and the Company effective January 1, 2008.  Pursuant to Sections 12(b) and 12(f) of the Plan, for purposes of this Award, the term “Cause” shall be as defined in the Employment Agreement.  Defined terms that are not otherwise defined in the Plan or this Award, are as defined in the Employment Agreement or the Amendment, as the case may be. This Award is intended to comply with the terms of the Amendment and the terms of the Plan, and in the event of any inconsistency between the terms of the Amendment and the terms of the Plan, the terms of the Plan shall control.

During the period commencing on the Award date and terminating on the fifth anniversary of the Effective Date, except as otherwise provided herein, the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture as provided herein.

Vesting

The RSUs shall vest in three equal annual installments with the first such installment vesting on December 31, 2013, and each of the two subsequent installments vesting each December 31 thereafter, with a final vesting date of December 31, 2015 (each a “Time Vesting Date”) subject to your continuous employment with the Company through each Time Vesting Date.

Notwithstanding the foregoing, in the event of a Change in Control (as defined, for the purposes of this Award, in Section 5.4.4 of the Employment Agreement) any then remaining unvested RSUs shall vest as provided in the Plan.

Notwithstanding the foregoing, in the event of a termination of your employment with the Company prior to any Time Vesting Date (other than as set forth in the preceding paragraph), your then unvested RSUs as of a Date of Termination shall vest or be forfeited as follows:

1.	If Termination upon Death, 100% of the then remaining unvested RSUs shall immediately become vested.

2.	If Termination upon Disability, subject to Section 5.4.8 of the Employment Agreement, 50% of the then remaining unvested RSUs shall immediately become vested and the balance shall be forfeited.

3.	If Termination is without Cause or for Good Reason, subject to Section 5.4.8 of the Employment Agreement, 75% of the then remaining unvested RSUs shall vest and the balance shall be forfeited.

4.	If Termination is for Cause or without Good Reason, 100% of the then remaining unvested RSUs shall be forfeited.

Payment

Except as set forth below, any vested portion of the RSUs shall be distributed to you, or your successors and assigns, as the case may be, in shares of Common Stock within 15 days after the applicable Time Vesting Date. Notwithstanding the foregoing, (i) all vested RSUs shall be distributed to you in shares of Common Stock simultaneous with the Company incurring a Change in Control (including those vested by reason of the Change in Control); (ii) any RSUs that vest by reason of your Death, shall be distributed in shares of Common Stock to your estate 60 days after the Date of Termination; and (iii) to the extent that RSUs become vested by reason of termination of your employment upon Disability or without Cause or for Good Reason, such RSUs shall be payable in shares of Common Stock as provided in, and subject to, Sections 5.4.8 and 9.8.2 of the Employment Agreement.

Dividends
With respect to the RSUs, you will have the right to receive dividend equivalents (in cash or in kind, as the case may be) in respect of any dividend distributed to holders of Common Stock of record on and after the Date of Award; provided, that any such dividend equivalents shall be subject to the same restrictions as the RSUs with regard to which they are issued, including without limitation, as to vesting (including accelerated vesting) and time of distribution. All such withheld dividends shall not earn interest, except as otherwise determined by the Administrator. You will not receive withheld dividends on any RSUs which are forfeited and all such dividends shall be forfeited along with the RSUs which are forfeited.

Tax Withholding
The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid with respect to RSUs an amount sufficient to cover taxes owed, if any, as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Administrator, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.

Tax Representations
You hereby represent and warrant to the Company as follows:

(a)          You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its Employees or agents.

(b)          You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Securities Law Representations
The following two paragraphs shall be applicable if, on the date of issuance of the Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the issuance by the Company to you of Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a)          You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Shares to be issued hereunder without an effective registration statement under the 1933 Act, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b)          The certificates for Shares to be issued to you hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

Stock Dividend, Stock Split and Similar Capital Changes
In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of Units and shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any Units or shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the RSUs shall be subject to the same restrictions as the RSUs, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended as provided above with respect to the RSUs, and any cash dividends received with respect to such Units shall be subject to the same restrictions as dividend equivalents with respect to the RSUs.

Non-Transferability	Unvested RSUs are not transferable.

No Effect on Employment
Nothing herein guarantees you employment for any specified period of time. This means that, except as provided in the Employment Agreement and Amendment, either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to the date on which your Units become vested.

No Effect on Corporate Authority
You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Arbitration
Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with Section 9.7 of the Employment Agreement. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, subject to the foregoing, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices
Any notice you give to the Company must be in writing and either hand-delivered or mailed to the executive office of the Company. If mailed, it should be addressed to the Secretary or General Counsel of the Company. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

Agreement Subject to Plan; Entire Agreement
This Agreement shall be subject to the terms of the Plan in effect on the date hereof, subject to “Conflicting Terms” below, which terms are hereby incorporated herein by reference and made a part hereof. This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Executive Vice President-General Counsel or other signatory authorized by the Board or the Compensation Committee.

Conflicting Terms	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan in effect on the date hereof, the terms of the Plan will control.

Please sign the Acknowledgement attached to this Restricted Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of an agreement with its terms and conditions.

ICONIX BRAND GROUP, INC.

By:	/s/ Andrew Tarshis

ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of the Restricted Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of the Restricted Stock Unit Agreement. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Restricted Stock Unit Agreement. I accept this Restricted Stock Unit Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to option or stock grants.

Date: August 9, 2011

/s/ Neil R. Cole
Neil R. Cole